Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Collegium Pharmaceutical, Inc. of our report dated March 12, 2020 related to the financial statements of BioDelivery Sciences International, Inc. and subsidiaries as of and for the year ended December 31, 2019, which is incorporated by reference in this Registration Statement on Form S-8.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

August 11, 2022